EXHIBIT 10.8

i-level Media Systems

[i – level SoftComm (Shanghai) Company, Ltd.]

JIN JIANG TAXI MEDIA PROJECT

December 2004

Confidential

合作合同
Collaboration Contract

甲方Party A:　　埃莱弗软件科技（上海）有限公司
i-level Media Systems Ltd.(SHG) [i-level SoftComm (Shanghai) Company, Ltd.]
联系地址: 上海市汉口路309号501室　　邮政编码 200001
Contact Address: Room 501, #309 Han Kou Lu, Shanghai, 200001

法定代表人: Aidan Sullivan
Legal Representative: Aidan Sullivan

乙方Party B:　　***上海锦江汽车服务有限公司***
Shanghai Jinjiang Auto Services Co, Ltd
联系地址:吴中路16号　　邮政编码200336
Contact Address: #16 Huzhong Lu, Shanghai, 200336
法定代表人:华庆建
Legal Representative: Hua Qinjian

甲方和乙方在充分协商的基础上，根据平等互利原则，就甲方的埃弗莱移动媒体网络的LCD
广告显示屏装载入乙方锦江出租车内的运作达成如下一致合同。
Based on the mutual consultation in accordance with the principle of mutual benefit, Party A and
Party B have reached the following agreement in connection with the operation of Party A's LCD
based advertising display units of i-level Mobile Media Network in Party B's Taxis.

一、合作项目 Cooperation

1-1 **合作产品**　乙方同意甲方租赁乙方拥有的出租车内指定的媒体阵地(定义见后文)，安装和并使用甲方开发和拥有的埃弗莱移动媒体网络的LCD广告显示屏（"产品"），播放多媒体广告。
租赁媒体阵地为：悬挂乙方顶灯的五人出租车副驾驶头枕背面位置（以照片实样为准）（以下简称"媒体阵地"）。
Products Party B hereby agrees to rent advertising placement space (as defined hereafter) in its taxis to Party A for installation and operation of LCD based advertising display units of i-level Media Systems ("Products") developed and owned by Party A for the purpose of displaying multi-media advertisements. The advertising placement space under the rent shall be the back of the right front seat head rest of five-person taxis ("Taxis") that are identified by a lighted top sign as shown in the attached photo ("Advertising Placement Space").

1-2 **租赁期限** 本合同项下的租赁期限为六年，从2005年3月1日起算，至满六年为止。第一轮租赁期满时，当乙方再签订同类合同时，同等条件下，甲方拥有第一优先权。在租赁期限内双方应确保产品在出租车载客时处于使用状态（乘客要求关闭的除外）。

Term The lease term under the Contract (" Lease Term") shall be Six years, commencing on March 1, 2005 and ending upon expiry of six full years thereafter, provided that Party A shall have the first refusal right under the same conditions by the time of expiry if Party B offers contract arrangement of similar nature. Both Parties shall ensure that the Products shall be in operation throughout the Lease Term when there are passengers in the Taxis,(unless otherwise requested by the passengers).

1-3 **安装车最低数量** 本条下列表格中列出的由乙方向甲方提供的安装产品的车辆("安装车 ")的数量是本合同下每月安装并投入使用产品的安装车最低数量，其中本合同项下最低安装车数量（"最低安装量"）应为4000辆

Minimum number of participating Taxis The numbers of Taxis as set out below are the minimum numbers of Taxis to be provided by Party B to Party A, on monthly basis, for Product installation and operation. The minimum number of Taxis for the whole Lease Term under Contract ("Minimum Number of Taxis") is 4,000. .

产品安装按如下时间表进行：

The Products shall be installed according to the following schedule:

Period 阶段	Additions 增加量	Total Installations at end of Month 总量
Month 1 首月	167	167
Month 2 第二月	167	333
Month 3 第三月	167	**500**
Month 4 第四月	167	667
Month 5 第五月	167	833
Month 6 第六月	167	**1000**
Month 7 第七月	250	1250
Month 8 第八月	250	1500
Month 9 第九月	250	1750
Month 10 第十月	250	2000
Month 11 第十一月	250	2250
Month 12 第十二月	250	**2500**
Month 13 第十三月	250	2750
Month 14 第十四月	250	3000
Month 15 第十五月	250	3250
Month 16 第十六月	250	3500
Month 17 第十七月	250	3750
Month 18 第十八月	250	**4000**

在乙方保证按上述时间表提供足够安装车的前提下，甲方应确保在2005年3月1日后的十八个月内完成所有安装车的安装计划。双方约定，十八个月最低的装机总量和前十二个月内装机总量分别为4000辆和2500辆，上述时间表为乙方每月必须提供安装车的最低限度，在此前提下，乙方可以适当调整并增加每个月的具体安装车数量。乙方应在每月15日前以书面形式通知甲方下月的安装计划。只要乙方如数提供上述安装车供甲方安装产品，无论甲方实际安装数量多少，甲方均应按上述时间表所述安装车的数量及单车租赁费用支付租赁费。但当月乙方提供的安装车数量大于上述时间表所述的数量，甲方应按乙方实际提供安装车辆数支付当月的租赁费。乙方有权对未安装产品的车辆的协议媒体阵地位置另行出租。

Subject to Party B's full supply of the Taxis set out in the above Schedule, Party A shall ensure completion of installation for all the Taxis within eighteen months after March 1, 2005. Both Parties agree the total minimum numbers of such installations are 2500 Taxis for the first twelve months and 4000 Taxis for the whole eighteen months, subject to which, Party B may make proper adjustment on and increase the specific number of Taxis available for installation for each month. Party B shall notify Party A in writing, on the 15th of a month, of the installation plan for the following month. Provided that the number of Taxis supplied by Party B to Party A for installation meets the above Schedule, Party A shall pay the rental as per the number of Taxis set out in the Schedule based on the rental fee rate, regardless the actual number of Taxis that have received installtion. However, Party A shall pay the rental fee as per the number of Taxis actually supplied by Party B to Party A for installation if such number exceeds that shown in the Schedule for an applicable month. Party B has the right to make other lease arrangement for the Taxis that are not yet installed with the Products.

甲方同意，从合作原则出发，增加或减少实际安装数量，以满足乙方出租车车队总量变化的要求。本协议签订之日，乙方拥有的带顶灯出租车为4000 辆，纳入协议约束范围。协议签署之日后，当乙方发生收购兼并，使实际车辆数大于4000辆时，甲方愿意按协议约定同等价格，追加租赁乙方新增的车辆媒体阵地。新增的安装车由乙方以书面形式于每月二十日前函告甲方，一经乙方通知，甲方应及时安排装机并于收到函告的第二个月起支付新增安装车的相应 租赁费（但乙方未能按指定时间和地点接受安装的除外）。如乙方采用合资合作的形式新增顶灯车或是其他公司挂靠在乙方的车辆，该部分车辆的媒体阵地已租赁给他方，不能供甲方使用，不视为乙方违约。

In the spirit of cooperation, Party A agrees to increase or decrease the number of actual installations to accommodate for changes in the overall size of Party B's Taxi fleet. Party B has a total of 4,000 taxis with lighted top signs as of the execution date of this Contract, which shall all fall under this Contract. Should the number increase due to Party B's merge or acquisition after the execution date of this Contract, Party A agrees to include the Advertising Placement Space of such increased Taxis at the same rental price set out under this Contract. Such increase of Taxis shall be notified by Party B to Party A in writing on or before 20th of the month prior to the month when the Products are installed. Party A shall make timely arrangement for installation for such notified Taxis and the related rental shall commence on the next month following receipt of such notice, unless

Party B fails to have the Taxis installed at the designated time and place. Party B shall not be deemed as violating the Contract in the event the increased taxis as result of forming joint ventures or such taxis not owned by Party B but operated under Party B's name are not made available to Party A due to their prior commitment of advertising space rental to others.

1-4 产品安装 乙方应在2005年2月15日前向甲方提供首月接受产品安装的出租车的名单（包括车号、安装点、车型和车龄）. 其他月份的通知事宜按本合同1-3条中的相关约定办理。安装点通常应在乙方的停车场所。甲方应在收到乙方的出租车名单后10日内通知乙方分批安装产品的时间及安装人员的名单。乙方应在收到甲方该等通知后安排出租车在乙方指定的地点和时间分批接受甲方人员对产品的安装。甲方应负责在通知的地点和时间分批给出租车安装产品，并给予必要的调试。安装期间，乙方应派员予以必要的现场协调，并向各出租车驾驶员分发由甲方编制的载明产品运作注意事项的小册子。安装时发现接受安装的出租车不符合安装条件的，双方及时协商解决，一般情况下，凡能营运的车辆都可以安装。出租车因任何原因更换或报废的，乙方应及时提供新的安装车给甲方，并接受重新安装。

Installation Party B shall provide Party A, on or before February 15, 2005, with a list of the participating Taxis for the first-month installation, including license numbers of the Taxis, installation places, modals of the Taxis and Taxis ages. Lists for other months shall be provided in accordance with Clause 1-3 of this Contract. Installation places should normally be at Party B's depots. Upon receipt of such list, Party A shall notify Party B of the time and personnel for installation of the Products into the Taxis. Party B shall further arrange for the participating Taxi drivers to have the Products installed by Party A's designated personnel and at the designated time and place. Party A shall be responsible for having its personnel present at its designated place and time for installation and adjustment, if necessary, of the Products. During installation, Party B shall have its representative present at the installation site to provide coordination, which includes distribution of Product instructions pamphlets to participating Taxi drivers. Should any of the participating Taxis be found unfit for installation of the products, both Parties shall immediately consult for a solution. Taxis fit for taxi service are generally deemed as fit of installation of the Products. If there is any change in connection with the participating Taxis, Party B shall on a timely basis notify Party A and shall be responsible for re-installation arrangements.

乙方知悉，在租赁期限内产品可能不时地升级，为此，乙方同意上述安装的约定以及1-5 条
的维修约定也适用与升级产品的安装和维修，但该等升级或维修应以不妨碍安装车的正常营运为前提。

Party B understands that during the Term the Product may be upgraded from time to time andagrees that the above installation arrangement as well as maintenance arrangement set out under Clause 1-5 shall apply to installation and maintenance of the Products to be so upgraded, provided that normal taxi operation is not interrupted.

1-5 维修 甲方在此指定Smartwin技术有限公司为技术及维修服务商（“技术及维修服务

商”）。乙方将与其另行签订有关产品维修的协议并作为本合同的附件。甲方承诺合同期内产品发生损坏的，由技术及维修服务商采用调换新机方式进行维修。乙方确保，产品在期限内出现故障时，乙方应在48小时内调回该车至维修点接受新机调换。

Maintenance Party A hereby appoints Smartwin Technologies as its technology and maintenance service provider (Technology and Maintenance Service Provider"), with which Party B shall enter into a separate agreement in connection with maintenance of the Products, which shall be an appendix to this Contract. Party A undertakes to have the Technology and Maintenance Service Provider conduct its maintenance by way of replacing the mal-functioned Products during the Term of this Contract. Party B shall make sure to have the Taxi with mal-functioned Product come to the maintenance place for replacement of the Product within 48 hours.

1-6 **产品内容** 甲方承诺将委托具有相关资质的第三方经营或播放广告。同时，甲方应负责确保在租赁期限内产品显示的广告、娱乐和信息内容均符合并适用中国广告相关的法律法规及其他相关规范性文件的规定，并经过适当的批准。甲方承诺其委托的广告公司产品不播放乙方以外的上海其他出租汽车企业的宣传广告。如甲方委托的广告公司违反相关规定，或甲方或甲方委托的任何第三方缺乏必要的资质造成广告停播，所发生的损失与乙方无涉，甲方与乙方约定的租赁费用仍应如约支付，如给乙方造成任何直接或间接的损失的，甲方应给予乙方全额赔偿。甲方确保每次更新广告内容时，必须保留一分钟时间给乙方，用于播放锦江国际集团的非广告的信息，该信息由乙方制作，前三十秒信息安排在广告上半部分结束时播放，后三十秒信息扣除上车提示语时间，安排在广告后半部分结束时播放。

Content Party A undertakes to retain a third-party holding the necessary qualifications to make and run the advertisements. Party A shall be responsible for ensuring that all advertising, entertainment and information content to be displayed in the Product throughout the Lease Term will comply with the laws and regulations of the People's Republic of China and other rules in connection with advertising activities and obtaining the necessary approvals. Party A further commits that The Products shall not display any advertisements for any taxi enterprises in Shanghai other than Party B. Party B shall not be held responsible for cease of advertising resulting from any violation of the laws and regulations on the part of the advertising company retained by Party A or due to lack of the necessary advertising qualifications on the part of Party A or its retained third party and in such event the rental fee shall still be payable as provided under this Contract and Party B shall be fully indemnified by Party A for any direct or indirect losses that may be incurred thereby on Party B. In renewing advertisement contents, Party A shall leave to Party B a time slot of one minute (of which thirty seconds shall immediately follow the end of the first half of advertisements display while the balance minus the time for taxi declaration shall be at the end of the advertisements display) for displaying non-advertising information related to Jin Jiang Group to be made by Party B.

1-7 产品使用 乙方未经甲方同意擅自拆卸产品致使产品损坏或故意损坏产品的，乙方应按产品实际价格赔偿，上述价格以甲方指定维修商提供的零件出厂价格发票为准，但因为甲方应按照而实际未按照本合同的有关规定拆卸并收回产品导致乙方不得不安排自行拆除的情况除外。因第三人原因、不可抗力及车辆事故造成的损失，乙方均不承担责任。甲方提供的产品必须具有耐损坏性及安全性，同时必须具备如下功能：每车营运结束后、再次营运时，产品显示的图形及声音能恢复至符合甲方要求的播放状态；能显示出租车营运相关的欢迎词、叫车电话、运费价格等基本信息，如行业有要求的必须符合行业规定。甲方应确保产品质量完好并符合相应的质量标准，并承担产品的质量责任，若因为产品质量问题导致乙方直接或间接损失的，甲方应全额赔偿。

Use of Products In the event that Party B damages the Product as result of its dismantling the Product without authorization from Party A or willfully damages the Product, Party B shall be responsible for compensating Party A based on the actual price of the Product according to the price invoice of supplier from the Technology and Maintenance Service Provider, unless such dismantlement results from Party A's failure to dismantle and recover the Product as required under the Contract. Party B shall not be responsible for damage or loss of the Products caused by third parties or force majeure or Taxi accidents. The Products provided by Party A should be of good wear-resistance and sound safety and capable of the following functions: resetting of the images and sounds to the initial status as required by Party A upon commencement of each taxi run, display such basic information as declaration words, taxi contact phone numbers and taxi price and meet other requirements of the taxi industry, if any. Party A shall ensure that the Products are of sound quality and meet the related quality standards. Party A shall be responsible for quality liabilities of the Products and shall fully indemnify Party B against all the direct and indirect losses that may incurred on Party B as result of such quality liabilities..

1-8 产品检查 甲方有权在不影响出租车正常运营的情况下自担费用对安装车上的产品进行检查。甲方要求乙方予以配合的，乙方应根据甲方要求安排该等检查事宜。

Inspection Party A has the right to conduct inspection of the Products installed in the Taxis subject to no interruption of the normal business operation of the related Taxis. Upon request from Party A, Party B shall arrange for matters related to such inspection.

1-9 产品拆卸和回收 甲方应在期限届满时或本合同提前终止时拆卸并收回产品。无论是否因本合同或其他合同存在纠纷，乙方和安装车司机均无权扣留产品。乙方应安排安装车司机在期限届满后的三十天内或本合同提前终止后的五天内按乙方指定的时间抵达乙方指定的维修点，由甲方拆卸和回收产品。

Recovery of Products Party A shall dismantle and recover all the Products upon expiry of the Lease Term or any earlier termination of this Contract. Neither Party B nor any of the participating Taxi drivers have the right to withhold any of the Products, whether or not in time of any disputes in connection with this Contract or any other contracts. Party B shall arrange for all the Taxis to be present, within thirty days upon expiry of the Lease Term or within five days upon any earlier termination of this Contract, at a maintenance place and time designated by Party A for Party A to dismantle and recover the Products.

1-10 **产品所有权** 甲方对产品及其产品显示内容拥有绝对之所有权。乙方不得：
Ownership Party A has an absolute ownership of all the Products and the display contents of the Products. Under no circumstances shall Party B :

i) 擅自或允许他人拆卸、销售、出租、或以任何其他方式处置该等产品；
Dismantle, sell, rent or otherwise dispose of the Products or cause others to dismantle, sell or otherwise dispose of the Products, unless otherwise provided under this Contract;
ii) 擅自或允许他人变更或删除产品之显示内容、或增加显示内容。
Alter, add or delete or cause others to alter, add or delete the display contents of the Products, unless otherwise provided under this Contract.

1-11 独占权　在租赁期限内，甲方对不低于4000辆安装车的副驾驶头枕背面的媒体阵地拥有独占权。甲方为乙方在安装车内LCD多媒体广告项目的唯一独占性合作方。但（1）如法律法规、政府及行业允许或指导，可在本合同约定媒体阵地以外的安装车内其他位置安装LCD屏，而甲方不愿意有偿使用，乙方有权选择其他合作者；（2）如法律法规或其他相关的规范性文件、行业规定指定由甲方以外的单位在安装车内其他位置安装LCD屏，以上均不视为违反本条条款
Exclusive right Party A has the exclusive right to all the Advertising Placement Space (back of the head rest of the right front seat) of no less than 4,000 Taxis during the Lease Term and shall be the exclusive partner on the project of installing LCD multi-media advertising units in Party B's Taxis, except that (a) Party B shall have the right to select another partner if space in the Taxis other than the Advertising Placement Space specified under this Contract is allowed under the laws, regulations and taxi industry rules for installation of LCD and, in such situation, Party A is unwilling to take such space on fee basis, and (b) Party B shall not be deemed as violating the Contract for letting a third party install LCD in any space of the Taxi other than the Advertising Placement Space if such third party is designated by the laws, regulations or taxi industry rules.

第二章租赁费和维修费
SECTION TWO Payment of Rental Fee and Compensation for Maintenance

2-1 费用支付 在整个合作期限内，甲方应根据本合同第2-2 条的约定向乙方支付租赁费和实际发生的维修费, 按月结算，首月的租赁费在当月5日前支付，此后每月在当月20日之前支付, 从第三年开始，支付日另行协商，但不迟于15日。最后一个月的租赁费和维修费应在收回产品后三天内支付。当月租赁费与实际安装车辆不符的，在下月支付租赁费扣除或补足。

Payment During the Lease Term, Party A shall pay to Party B the Rental Fee and the fee for maintenance that has actually occurred during the month in accordance with Paragraph 2-2. Such Rental Fee and Maintenance Fee shall be paid on monthly basis and shall be due and payable on the 20th day of the applicable month for the first two years, except that those for the first month shall be paid on or before the 5th day of such first month. The Payment day for the Rental Fee and Maintenance Fee for the third year and thereafter is open to future mutual consultation, but not later than the 15th of the applicable month, provided that ., that for the final month shall be within three days after all the Products are fully recovered. Inaccuracy in the payment for the applicable month shall be made up in the following month.

2-2 租赁费 第一、第二年指定媒体阵地租赁费为每辆安装车每月（连续营运）人民币100 元（“单车租赁费用”）。上述价格为合同期内最低价格。从第三年起的租赁费用每年调整一次，租赁费不低于大众、强生、巴士、农工商四大出租汽车企业同类媒体阵地价格的最高价，。如双方在当年二月15日之前就价格调整无法达成一致，任何一方可就该价格事宜提请上海市仲裁委员会仲裁，并按仲裁确定价格继续履行本协议，该价格起算期为当年1月1日，未达成一致或未仲裁结束前，甲方仍应按上年单车租赁费水平按期支付。仲裁确认后，如原支付不足的由甲方补足，超过部分抵做以后月度租赁费**Rental Fee** The monthly rate for the Rental Fee for the first and second years is RMB for each participating Taxi (continued operation), which is the minimum rate throughout the Lease Term. Starting on the third year, such rate shall be adjusted once every year so as not to be lower than the maximum rate offered by the four largest taxi operators (Dazhong Qiangsheng, Bashi, Nonggongshang). In the event that Parties fail to agree on the adjusted rate, either Party may bring such rate adjustment dispute to Shanghai Arbitration Committee for arbitration and this Contract shall continue to be performed with the rate as so determined by arbitration. Such rate shall start from January 1st of the applicable year once determined by the arbitration. Pending disagreement and the arbitration that follows thereafter, Party A shall pay the rental fee at the rate of the previous year and shall make up the shortage or deduct the over-payment in the month following the rendering of the arbitration award.

2-3 维修费 维修费的数额将在乙方与技术及维修服务商之间另行达成的协议中约定。

Compensation Compensation for maintenance shall be specified under the separate agreement to be entered into by Party B and the Technology and Maintenance Service Provider.

2-4 **费用暂扣** 因乙方过错或安装车司机的疏忽过错造成产品无法正常使用的（应乘客要求停止播放的除外），甲方暂扣该车无法使用期间租赁费的权利。甲方充分知晓安装车辆有维修、保养、更新的正常需要，并不因以上情况追究乙方在上述期间不能正常播放媒体广告的责任。如果乙方安装车辆因事故造成连续停运15天以上的，甲方有权不支付该车事故停运期间的租赁费

Withholding Party A reserves the right to withhold the relevant Rental Fee if operation of the Products failed due to the fault of Party B,or its drivers' negligence (unless the display was turned off at the request of a passenger). Party A fully understands that the participating Taxis are subject to normal requirements for maintenance, service and replacement and agrees not to hold Party B liable for the failures to run the Products during such periods of time. If the Taxi has an accident that prevents its operation for more than 15 days, Party A has the right not to pay the related rental for the non-operation period.

2-5 **税收** 与收取租赁费和维修费相关的所有税款由乙方负责交纳。乙方收取租赁费和维修费后的三天内应向甲方提交正规发票或其他合法收款证明文件。

Taxes _Due payment of all the taxes related to the paid Rental Fee and Maintenance Fee shall be the responsibility of Party B. Party B shall provide Party A with a regular tax invoice (Fa Piao), or any other form of proof of payment within three days upon its receipt of each payment of Rental Fee and Maintenance Fee.

2-6 双方同意，除本合同另有规定外，对合同届满或提前终止时的产品回收，甲方不承担任何补偿费。

Parties agree that Party A shall not pay compensation for recovery of the Products upon expiry or earlier termination of the Term.

第三章合同有效期及提前终止
SECTION THREE Effectiveness and Early Termination

3-1 本合同自双方授权代表签署之日起生效, 至合同约定的租赁期限届满为止。

This Contract shall become effective upon execution by the Parties and remain so until the expiry day of the Lease Term as provided under this Contract.

3-2 除法律另有明确规定外及本合同另有规定外，本合同在发生以下情况的可按如下约定提前终止本合同：Apart from
other termination rights expressly provided under the law and elsewhere under this Contract, this Contract may be terminated before the expiry of the Lease Term in a way set out below:

i) 因乙方未能按本合同的约定通知出租车接受产品安装、维修和拆卸回收，并在收到甲方通知后未能在一个月内采取补救措施的，甲方书面通知乙方后可提前终止本合同；
Upon serving a notice to Party B, Party A may terminate this Contract if Party B fails to arrange for the participating Taxis to have the Products installed, maintained or dismantled for recovery by Party A and, after receiving notice from Party A in connection with such failure, further fails to make corrections within one months.

ii) 任何时候如5%以上（包括5%）产品因故障未能正常营运，经甲方通知后十五天内乙方仍拒不报修（维护服务商不予修理或更换的除外）的，甲方经书面通知乙方后可提前终止本合同。
Upon serving a second notice to Party B, Party A may terminate this Contract in the event that 5% or more of the installed Products fail to have normal operation at any time and that Party B still fails to have the Products replaced (unless such failures result from the rejection by the Maintenance Service Provider to repair or replace the failed Products).

iii) 甲方未能按本合同约定支付租赁费用或维修费用，且未能在应付款项到期日后一个月内予以支付的，乙方经书面通知甲方后提前终止本合同。
Upon serving a notice to Party A, Party B may terminate this Contract if Party A fails to make payments as provided under this Contract and such failure continues beyond one month following the due day

iv) 在任何情况下，因国家行政机关的合法干预使本合同无法继续履行，任何一方经通知另一方后提前终止本合同。因甲方产品或其内容不符合出租行业有关规定，造成本合同无法继续履行的，乙方书面通知甲方后提前终止合同。
Either Party, upon serving a notice to the other Party, may terminate this Contract if legitimate intervention from government authorities. Party B has the right to terminate the Contract after serving a notice if this Contract is unable to continue to be performed as result of Party A's Products or the contents in the Products failing to meet the relevant requirements of the taxi industry.

v)任何一方或其委托的任何第三方因违反法律、法规及政府有关部门的规定，并被有关部门查处，给另一方造成不利的社会影响的，该另一方有权终止本合同，并可要求一方承担由此造成的经济损失。
In the event that a Party or its retained third party that, due to its violation of the laws, regulations and government rules, has received such administrative punishment that

incurs negative impact on the other Party's reputation, the other Party has the right to terminate the Contract and claim losses against the first Party.

vi)双方协商一致提前终止本合同

This Contract shall also be terminated by mutual agreement.

3-3 本合同提前终止后，任何一方不对另一方承担任何责任，但下列责任人除外：

Upon termination of this Contract, neither Party shall be liable to the other, except the following:

i) 截止终止日为止甲方欠付的租赁费用和维修费用；

The Rental Fee and Maintenance Fee due and outstanding as of the termination date.

ii)甲方拆卸回收所有产品的责任和权利及乙方确保甲方拆卸回收所有产品的责任；

Party A's responsibility and right to dismantle and recover, and Party B's responsibility to ensure the dismantlement and recovery by Party A of, all the Products;

iii) 合同约定的违约责任和其他赔偿。

Liabilities for breach of Contract and other penalties as provided hereunder.

第四章违约责任
SECTION FOUR Liabilities for Breach of Contract

4－1如果一方违反本合同的任何规定，守约方有权要求违约方在合理时间内采取补救措施，并且违约方应承担违约责任并赔偿守约方因违约造成的直接及间接损失。

In the event that either Party defaults in any provisions of this Contract, the other Party has the right to request corrections to be made by the defaulting Party within the reasonable time and the defaulting Party shall be liable for such default and for indemnifying the non-defaulting Party against the direct and indirect losses.

4－2乙方未履行本合同1－5条的维修义务的，甲方有权不支付该车未维修期间的租赁费，直至乙方安排将产品修复，恢复正常运营。

In the event that Party B fails to perform its obligations related to maintenance as set out under Clause 1-5 of this Contract, Party A has the right not to pay the related Rental Fee until recovery of normal operation of the Product.

4-3甲方如未按约支付租赁费或维修费，每逾期一日应按未付额万分之五承担滞纳金。

If Party A fails to pay up the Rental Fee or Maintenance Fee in time, a penalty of 0.05% on the delayed payment shall apply.

第五章争议解决方式
SECTION FIVE SETTLEMENT OF DISPUTES

5-1 本合同适用中国法律，并依照中国法律解释甲、乙双方在合同履行过程中，发生争议，应协商一致解决，不能协商一致的，任何一方均有权向合同签订地人民法院提起诉讼。

This Contract is governed by and construed in accordance with the PRC law. Mutual consultation shall be first resorted to in case of a dispute, provided either Party has the right to seek a settlement of a dispute by lodging a lawsuit with a People's Court that has the jurisdiction over the place where this Contract is signed if such dispute has failed to be solved through mutual consultations.

5-2 本合同一式两份，双方各执一份。本合同以中英文写就_中、英文不一致处，以中文为准。本合同未尽事宜，双方可另行签订补充协议，补充协议与本合同具有同等法律效力。甲方指定的维修商SMARTWIN技术有限公司与乙方签订的维修协议将作为本合同的附件一。甲方与甲方委托的第三方签署的广告发布协议应作为本合同的附件二。

This Contract is rendered in two original copies, of which each Party holds one. This Contract is written in both Chinese and English languages. Where there is any inconsistency between the Chinese and English versions, the Chinese version shall prevail. Parties hereto may enter into supplementary agreements on matters that may not have been fully dealt with, which shall be of the same validity as this Contract. The Maintenance Agreement to be entered into by Party B hereto and SMARTWIN Technology Co, Ltd, (the maintenance service provider as designated by Party A) shall be Appendix A to this Contract and the Advertising Agreement between Party A and its retainer advertising company shall be Appendix B to this Contract..

5-3 不可抗力指双方无法控制也不可预见、如可以预见其发生亦不可避免其结果不可克服的，并且阻碍乙方履行本合同的任何时间，包括但不限于战争、火灾、洪水、地震台风和暴雨。如果一方因不可抗力事件无法履行其义务，该方应在受不可抗力事件影响的范围内免除其义务的。遭遇不可抗力事件的一方应立即通知另一方并应尽一切合理努力，减轻不可抗力事件的影响。

5-4 除本合同另有约定外，未经另一方书面同意，任何一方无权转让其在本合同下的任何权利或义务。

5-5 任何未能行使或延迟行使本合同下的权利或救济不应构成对该权利或救济的放弃或对任何其他权利或救济的放弃。任何全部或部分行使本合同项下的权利或救济不应阻碍该权利或救济的任何进一步行使或任何其他权利或救济的形式。

5-6本合同某一条款的无效不应影响其他条款的效力。

5-7 任何本合同项下向一方发出的通知应以书面形式，以中文形式书写。该通知可以专人递送或通过挂号邮件发出。若没有先前收到的证明，该通知应在以下情况视为已收到：（1）如果专人递送的，递送到收件人地址时；和（2）如果通过挂号信的，自投寄后七天。

该通知应递送或发送到以下地址或一方书面通知另一方的任何其他地址：

甲方：名称 博采爱软件科技（上海）有限公司

地址 上海[illegible]768号致达大厦18楼N座

收件人 欧彦

乙方：名称上海锦江汽车服务有限公司

地址上海市吴中路16号

收件人韩汇田

邮政编码：200336

甲方Party A：

(i-level Media Systems Ltd) *(Jin Jiang)*

授权代表：

（Aidan Sullivan）（ ）

日期Date：2004 年12 月 日

年12 月 日

公司印章：

Company seal

Company seal

乙方Party B：

授权代表：

日期Date：2004 年12月24

公司印章：

合同签订地：上海市吴中路16号

i-level
Media Systems

[i – level SoftComm (Shanghai)
Company, Ltd.]

JIN JIANG TAXI MEDIA PROJECT

February 2005

Confidential

合作合同

Collaboration Contract

甲方Party A： 埃莱弗软件科技（上海）有限公司
i-level Media Systems Ltd.(SHG) **[i-level SoftComm (Shanghai) Company, Ltd.]**
联系地址：上海市斜土路768号致远大厦18楼N座
邮政编码： 200001
Contact Address: Suite N, 18/F, Foresight Business Center, No 768 Xie Tu Rd, Shanghai, 200023
法定代表人: Aidan Sullivan
Legal Representative: Aidan Sullivan

乙方Party B： *上海锦江汽车服务有限公司*
Shanghai Jinjiang Auto Services Co, Ltd
联系地址:吴中路16号 邮政编码：200336
Contact Address： #16 Huzhong Lu, Shanghai, 200336
法定代表人：华庆建
Legal Representative： Hua Qinjian

甲方和乙方在充分协商的基础上，根据平等互利原则，就甲方的埃弗莱移动媒体网络的LCD 广告显示屏装载入乙方锦江出租车内的运作达成如下一致合同。
Based on the mutual consultation in accordance with the principle of mutual benefit, Party A and Party B have reached the following agreement in connection with the operation of Party A's LCD based advertising display units of i-level Mobile Media Network in Party B's Taxis.

自2005年2月1日起，甲方和乙方同意推迟锦江出租车媒介工程合作合同格式的生效日期从2005年3月1日更改至2005年4月1日。因此整个合同将在2011年的3月31日终结。

As of February 1, 2005 Party A and Party B agree to postpone the effective date of the Jin Jiang Taxi Media Project Collaboration Contract form March 1st, 2005 to April 1st, 2005. Thus moving the entire contract forward by one month and terminating 6 years forward, on March 31, 2011.

任何本合同项下向一方发出的通知应以书面形式，以中文形式书写。该通知可以专人递送或通过挂号邮件发出。若没有先前收到的证明，该通知应在以下情况视为已收到：（1）如果专人递送的，递送到收件人地址时；和（2）如果通过挂号信的，自投寄后七天。

All changes and requests to above mentioned contracts should be submitted in written form to the other party and written in Chinese. Special messenger or registered mail is to be used to notify either party in a timely form. If there is no identification received prior

to arrival, parties shall notify each other in the following situation: (1) If the special messenger sends while sending to addressee's address; (2) If registered mail, seven days after sending.

该通知应递送或发送到以下地址或一方书面通知另一方的任何其他地址：
甲方：名称：埃莱弗软件科技（上海）有限公司
地址：上海市斜土路768号致远大厦18楼N座
收件人：Aidan Sullivan

When contacting parties the following addresses or any other addresses which the party request's in writing to the other party:

Party A: Name： i-level Media Systems Ltd.
Address： Suite N, 18/F, Foresight Business Center, No 768 Xie Tu Rd
Consignee： Aidan Sullivan
Postal code： 200023

乙方：名称：上海锦江汽车服务有限公司
地址：上海市吴中路16号
收件人：沈明逸
邮政编码：200336

Party B: Name： Shanghai Jinjiang Automobile Service Co., Ltd.
Address： 16 Wuzhong Rd
Consignee： Shen Ming Yi
Postal code： 200336

甲方Party A:	乙方Party B:
(i-level Media Systems Ltd)	*(Jin Jiang)*
授权代表：	授权代表：沈明逸
（Aidan Sullivan）	
日期Date：2005 年02 月 日	日期Date：2005 年02 月 日
公司印章：	公司印章：
Company seal	Company seal

合同签订地：上海市吴中路16号
The contract signs the ground：16 Wuzhong Rd